Exhibit 99.01

               Continucare Corporation Reports Financial
              Results for First Quarter of Fiscal 2005;
                Income From Operations Increases 104%

    MIAMI--(BUSINESS WIRE)--Nov. 11, 2004--Continucare Corporation
(AMEX:CNU) today reported financial results for the three months ended
September 30, 2004.
     For the first quarter of fiscal 2005, total revenue was $26.8 million compared to $25.1 million for the first quarter of fiscal 2004. Income from operations during the first quarter of fiscal 2005 was $1.8 million compared to $0.9 million for the same period one year ago. Income from continuing operations in the first quarter of fiscal 2005 was $1.6 million compared to $2.9 million in the year-ago period, but the amount for the fiscal 2004 period included $2.2 million of other income that related to the settlement of an alleged Medicare obligation, as discussed below. There was no income or loss from discontinued operations during the first quarter of fiscal 2005 compared to a loss of $0.4 million in the year-ago period. Net income for the first quarter of fiscal 2005 was $1.6 million, or $0.03 per diluted share, compared to a net income of $2.5 million, or $0.05 per diluted share, one year ago.
    The alleged Medicare obligation that was settled in the fiscal
2004 period related to rehabilitation clinics that were previously operated by a former Continucare subsidiary and were sold in 1999. At Continucare's request, the Centers for Medicare & Medicaid Services reconsidered the alleged liability and, in October 2003, notified
Continucare that the liability had been reduced from the originally asserted amount of $2.4 million to approximately $200,000.
    The discontinued operations reflected in Continucare's financial results for the fiscal 2004 period relate to its former home health operations which were disposed of in a series of transactions completed in the third fiscal quarter of fiscal 2004 and a group of independent physician contracts terminated effective January 1, 2003.
    Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare's Chief Executive Officer, said, "We are extremely pleased with our first fiscal quarter results. Revenues increased 7% and income from operations increased 104% as we continued to benefit from higher per member premiums associated with our Medicare Advantage patients resulting from the adoption of the Medicare Prescription
Drug, Improvement and Modernization Act of 2003 and the increased phase-in of the Medicare risk adjustment program. Also, with improved operating profits our cash flow has increased and our financial position continues to strengthen."
    Continucare Corporation (http://www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.
    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties which may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements.
These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, the risk that the impact of the Medicare Prescription
Drug, Improvement and Modernization Act of 2003 and the Medicare Risk
Adjustment on payments we receive for our managed care operations may not continue to be positive for us, risks relating to the level of payment we receive from governmental programs and third party payors, including any changes that may result from the continuing impact of the Medicare Prescription Drug, Improvement and Modernization Act of
2003 and the Medicare Risk Adjustment, uncertainties relating to changes in our revenue mix or claims loss ratio, and the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could impact reimbursements to health care providers and insurers. In addition to the risks set forth above, the forward-looking statements in this press release may also be adversely impacted by our ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations, our ability to enter into and renew managed care provider arrangements on acceptable terms, our current dependence on two HMOs for substantially all of our revenues, our current dependence on the information systems of our affiliated HMOs for certain information regarding our revenues and expenses, our ability to attract and retain qualified medical professionals, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, delays in receiving payments, increases in the cost of our insurance coverage, including our stop-loss coverage, the possible loss of our insurance coverage, the collectibility of uninsured accounts and deductible and co-pay amounts, Federal and state investigations, litigation for medical malpractice and the outcome of any such litigation; changes in estimates and judgments associated with our critical accounting policies, impairment charges that could be required in future periods, our ability to satisfy our liabilities and respond to our capital needs, general economic conditions and uncertainties generally associated with the health care business.
These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2004 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.


                        CONTINUCARE CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    (Unaudited)
                                                Three Months Ended
                                                   September 30,
                                                 2004         2003
                                             ------------ ------------
Revenue:
 Medical services revenue, net               $26,610,444  $24,927,130
 Management fee revenue and other income         180,595      136,269
                                             ------------ ------------
     Total revenue                            26,791,039   25,063,399
Operating expenses:
 Medical services:
   Medical claims                             19,016,175   18,806,725
   Other direct costs                          3,151,253    2,861,583
                                             ------------ ------------
     Total medical services                   22,167,428   21,668,308
                                             ------------ ------------
 Administrative payroll and employee
  benefits                                     1,207,565      893,215
 General and administrative                    1,595,303    1,608,208
                                             ------------ ------------
     Total operating expenses                 24,970,296   24,169,731
                                             ------------ ------------
Income from operations                         1,820,743      893,668
Other income (expense):
 Interest income                                   3,120          655
 Interest expense                               (248,416)    (245,613)
 Medicare settlement related to terminated
  operations                                           -    2,218,278
                                             ------------ ------------
Income from continuing operations              1,575,447    2,866,988
Income (loss) from discontinued operations:
 Home health operations                                -     (438,729)
 Terminated IPAs                                       -       73,091
                                             ------------ ------------
Loss from discontinued operations                      -     (365,638)
                                             ------------ ------------

Net income                                    $1,575,447   $2,501,350
                                             ============ ============

Basic net income (loss) per common share:
 Income from continuing operations                  $.03         $.07
 Loss from discontinued operations                     -         (.01)
                                             ------------ ------------

Net income per common share                         $.03         $.06
                                             ============ ============

Diluted net income (loss) per common share:
 Income from continuing operations                  $.03         $.06
 Loss from discontinued operations                     -         (.01)
                                             ------------ ------------

Net income per common share                         $.03         $.05
                                             ============ ============

Weighted average common shares outstanding:
 Basic                                        50,300,186   42,379,001
                                             ============ ============
 Diluted                                      51,685,339   47,318,412
                                             ============ ============



                        CONTINUCARE CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS


                   ASSETS                    September 30,   June 30,
                                                 2004          2004
                                             ------------ ------------
                                             (Unaudited)

Current assets:
 Cash and cash equivalents                    $2,572,656     $720,360
 Certificates of deposit, current                 71,222      101,515
 Other receivables                               318,121      423,215
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $11,259,000 and
  $11,450,000, respectively                    3,624,587    3,337,293
 Prepaid expenses and other current assets       477,444      890,806
                                             ------------ ------------
     Total current assets                      7,064,030    5,473,189
Certificates of deposit                           30,000       30,000
Equipment, furniture and leasehold
 improvements, net                               555,857      492,054
Goodwill                                      14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,157,000
 and $2,069,000, respectively                  1,354,655    1,442,858
Deferred financing costs, net of accumulated
 amortization of approximately $443,750 and
 $222,500, respectively                          441,252      662,502
Other assets, net                                 88,207      100,483
                                             ------------ ------------
     Total assets                            $23,876,511  $22,543,596
                                             ============ ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $393,863     $504,151
 Accrued expenses                              1,393,134    1,452,598
 Due to Medicare, net                             24,447       14,645
 Liabilities related to discontinued
  operations                                     188,451      208,484
 Current portion of related party note
  payable                                          8,052        8,052
 Current portion of capital lease
  obligations                                     81,163       81,163
 Deferred revenue                              3,000,000    3,000,000
                                             ------------ ------------
     Total current liabilities                 5,089,110    5,269,093
Capital lease obligations, less current
 portion                                          83,628      101,177
Long-term debt                                    29,077       29,077
Related party note payable, less current
 portion                                         117,717      117,717
                                             ------------ ------------
     Total liabilities                         5,319,532    5,517,064
Commitments and contingencies
Shareholders' equity:
 Common stock; $0.0001 par value;
  100,000,000 shares authorized, 53,296,379
  shares issued and 50,300,186 shares
  outstanding at September 30, 2004 and June
  30, 2004                                         5,031        5,031
 Additional paid-in capital                   69,862,973   69,907,973
 Accumulated deficit                         (45,886,324) (47,461,771)
 Treasury stock (2,996,193 shares)            (5,424,701)  (5,424,701)
                                             ------------ ------------
   Total shareholders' equity                 18,556,979   17,026,532
                                             ------------ ------------
   Total liabilities and shareholders'
    equity                                   $23,876,511  $22,543,596
                                             ============ ============



                        CONTINUCARE CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     (Unaudited)
                                                 Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2004        2003
                                               ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $1,575,447  $2,501,350
 Loss from discontinued operations                      -     365,638
                                               ----------- -----------
 Income from continuing operations              1,575,447   2,866,988
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs      356,898     275,983
   Medicare settlement related to terminated
    operations                                          -  (2,218,278)
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Prepaid expenses and other current assets      413,362     159,886
   Other receivables                              105,094      12,902
   Other assets                                    12,276      (1,446)
   Due from HMO's, net                           (287,294)   (786,527)
   Due to Medicare, net                             9,802       3,935
   Accounts payable and accrued expenses         (169,752)    414,076
                                               ----------- -----------
Net cash provided by continuing operations      2,015,833     727,519
Net cash used in discontinued operations          (20,033)   (118,636)
                                               ----------- -----------
Net cash provided by operating activities       1,995,800     608,883

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from maturities of certificates of
  deposit                                          30,293      31,050
 Purchase of property and equipment              (111,248)    (59,869)
                                               ----------- -----------
Net cash used in continuing operations            (80,955)    (28,819)
Net cash used in discontinued operations                -           -
                                               ----------- -----------
Net cash used in investing activities             (80,955)    (28,819)

CASH FLOWS FROM FINANCING ACTIVITIES
 Payments on convertible subordinated notes             -     (68,474)
 Payment of fees related to private placement
  transaction                                     (45,000)          -
 Principal repayments under capital lease
  obligation                                      (17,549)    (19,238)
 Net decrease in credit facility                        -    (434,388)
 Repayments to Medicare per agreement                   -    (115,699)
                                               ----------- -----------
Net cash used in continuing operations            (62,549)   (637,799)
Net cash used in discontinued operations                -           -
                                               ----------- -----------
Net cash used in financing activities             (62,549)   (637,799)

Net increase (decrease) in cash and cash
 equivalents                                    1,852,296     (57,735)
Cash and cash equivalents at beginning of
 period                                           720,360     160,743
                                               ----------- -----------
Cash and cash equivalents at end of period     $2,572,656    $103,008
                                               =========== ===========




    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105